FOURTH AMENDMENT TO LOAN AGREEMENT
AND REAFFIRMATION OF PLEDGE AGREEMENT

This Fourth Amendment to Loan Agreement and Reaffirmation of Pledge Agreement (this "Amendment") is made as of June 16, 2010, by and between. Centrue Financial Corporation, a Delaware corporation (the "Borrower") and Cole Taylor Bank ("Bank").

WITNESSETH:

WHEREAS, the Borrower and LaSalle Bank National Association entered into the Amended and Restated Loan and Subordinated Debenture Purchase Agreement dated as of March 31, 2008, as amended by the Amendment to Loan Agreement and Reaffirmation of Pledge Agreement dated as of December 19, 2008, the Second Amendment to Loan Agreement, Consent and Reaffirmation of Pledge Agreement dated as of February 23, 2009, and the Third Amendment to Loan Agreement and Reaffirmation of Pledge Agreement dated as of March 31, 2009 (as amended and as further amended, restated, modified or supplemented and in effect from time to time, the "Loan Agreement"); and

WHEREAS, Bank of America, N.A. is the successor in interest to LaSalle Bank National Association and transferred its interest in the Loan Agreement to the Bank; and

WHEREAS, the Borrower and Bank entered into an Amended and Restated Pledge and Security Agreement dated as of March 31, 2008 (as amended, restated, modified or supplemented and in effect from time to time, the "Pledge Agreement"); and

WHEREAS, the Borrower and Bank desire to amend the Loan Agreement in certain respects and the Borrower desires to reaffirm its pledge and obligations under the Pledge Agreement, in each case as set forth herein;

NOW, THEREFORE, the parties hereto hereby agree as follows:

1. Recitals Incorporated by Reference. The foregoing recitals are hereby incorporated as part of this Amendment and made a part hereof.

2. Definitions. Capitalized terms used herein and not otherwise defined herein are used with the meanings ascribed to such terms in the Loan Agreement.

3. Amendments to Loan Agreement.

a. Section 2.1.1 of the Loan Agreement is hereby amended and restated in its entirety as follows:

2.1.1. The Term Loan. Lender agrees to extend the Term Loan to Borrower in accordance with the terms of, and subject to the conditions set forth in, this Agreement, the Term Note and the other Loan Documents. Such Borrowing Tranche may be converted or renewed from time to time in accordance with the terms and subject to the conditions set forth in this Agreement. Subject to Section

2.6 and any other conditions and limitations set forth in this Agreement, any Borrowing Tranche under the Term Loan shall be treated as, at Borrower's election subject to and in accordance with the terms in this Agreement: (a) a LIBO Rate Tranche and shall bear interest per annum at a rate equal to 5.00% (500 basis points) plus the LIBO Rate; or (b} a Base Rate Tranche and shall bear interest at a rate equal to the Base Rate; provided, however, at no time shall the interest rate charged hereunder be less than six and one-half percent (6.50%) per annum. The unpaid principal balance plus all accrued but unpaid interest on the Term Loan shall be due and payable on the Term Loan Maturity Date, or such earlier date on which such amount shall become due and payable on account of acceleration by Lender in accordance with the terms of the Term Note and this Agreement.

b. The Loan Agreement is hereby amended by amending and restating in its entirety Section 7 of the Loan Agreement as follows:

7.1 Capitalization. Borrower (on a consolidated basis) shall maintain such capital as may be necessary to cause such Borrower to be classified as "well capitalized", in accordance with the rules and regulations of the FRB, as in effect from time to time and consistent with the financial information and reports contemplated in Section 5 of this Agreement.

7.2. Regulatory Capital. Borrower shall maintain such capital as is necessary to cause Subsidiary Bank to be classified as a "well capitalized" institution in accordance with the regulations of the FDIC, currently measured on the basis of information filed by Subsidiary Bank in its Call Report as follows:

7.2.1. Total Capital to Risk-Weighted Assets of not less than 10%;

7.2.2. Tier 1 Capital to Risk-Weighted Assets of not less than 7%; and

7.2.3. Tier 1 Capital to Average Total Assets of not less than 5% (for the purposes of this clause, the Average Total Assets shall be determined on the basis of information contained in the preceding four (4) Call Reports). For purposes of this Agreement, "Average Total Assets" shall have the definition provided in, and shall be determined in accordance with, the rules and regulations of the primary federal regulator.

7.3. Minimum Return on Average Assets. Intentionally Deleted.

7.4. Loss Reserves. Borrower shall cause each Subsidiary Bank to maintain its Reserve for loan and lease losses at an amount that exceeds 2.0% of its Total Loans Outstanding. The covenant set forth in this Section 7.4 shall be calculated quarterly beginning with the quarter ended March 31, 2010, and shall be derived from the Call Reports filed by Subsidiary Bank.

7.5. Non-Performing Asset Ratio. Borrower shall cause Subsidiary Bank to maintain at all times the ratio of (a) Nonperforming Assets to (b) the sum of total

stockholders' equity and allowance for loan losses at less than 90.0%. The ratio set forth in this Section 7.5 shall be calculated quarterly beginning with the quarter ended March 31, 2010, shall be derived from the quarterly report filed with Borrower's primary federal regulator and shall be consistent with the financial information and reports contemplated in Section 5 of this Agreement. For purposes of this Agreement, "Nonperforming Assets" means the sum of all other real estate owned by and repossessed assets, non-accrual loans, restructured loans and loans on which any payment is 90 or more days past due but which continue to accrue interest of Subsidiary Bank.

4. Reaffirmation. By executing this Amendment in the space provided below, the Borrower (i) confirms that it has requested Bank to enter into this Amendment and otherwise consents to the Amendment in all respects, (ii) acknowledges that Bank would not enter into this Amendment in the absence of the Borrower's reaffirmation of the Pledge Agreement and its pledge and obligations thereunder, and (iii) reaffirms the Pledge Agreement in each and every respect including the validity and enforceability of all of its pledges and obligations thereunder.

5. Representations and Warranties. To induce Bank to enter into this Amendment, the Borrower represents and warrants to Bank that (a) the execution, delivery and performance of this Amendment by the Borrower has been duly authorized by all requisite corporate action on the part of the Borrower, (b) this Amendment has been duly executed and delivered by the Borrower, (c) the Loan Agreement (as amended by this Amendment), the Notes (as such term is defined in the Loan Agreement after giving effect to this Amendment), the Pledge Agreement and each other pertinent agreement (collectively, the "Loan Documents") constitute the legal. valid, and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in law or equity), and (d) as of the Amendment Effective Date (as defined below), (i) the representations and warranties of Borrower set forth in the Loan Documents are true and correct and (ii) no default or Event of Default has occurred or is continuing under any Loan Document. Without in any manner limiting the generality of the release set forth. in Section 7 hereof, the Borrower hereby represents, warrants, covenants and agrees that there exists no offsets, counterclaims or defenses to payment or performance of the obligations set forth in its Loan Documents and, in consideration hereof expressly waives any and all such offsets, counterclaims and defenses arising out of any alleged acts, transactions or omissions on the part of Bank arising (or otherwise relating to the period) on or prior to the Amendment Effective Date (as defined below).

6. Effectiveness. This Amendment shall become effective as of June 16, 2010, on the date (the "Amendment Effective Date") when the following conditions shall have been satisfied:

(A) Bank shall have received counterparts of this Amendment executed by the Borrower and Bank;

(B) Bank shall have received payment in immediately available funds of current interest, if any, owing under the Loan Agreement;

(C) The Borrower shall have paid a $40,000 covenant waiver fee as outlined in the March 24, 2010 letter from the Bank to the Borrower, which fee shall be deemed fully earned upon the Amendment Effective Date;

(D) The Borrower shall have paid in full in cash all invoiced and unpaid fees and out-of-pocket expenses incurred by Bank, including, without limitation, the reasonable fees and expenses of Dykema Gossett, PLLC, as Bank's counsel; and

(E) Bank shall have received a certificate in the form attached hereto as Exhibit A executed by the Secretary or Assistant Secretary of the Borrower certifying (1) an attached copy of resolutions of its board of directors authorizing or certifying the execution, delivery, and performance by the Borrower of this Amendment and the transactions contemplated thereby, and (2) that there have been no amendments, supplements, or modification to any of the articles of incorporation, by-laws or certificate of incumbency previously delivered to Bank or the accuracy and completeness of any such amendments, supplements, or modifications attached thereto.

7. Release and Covenant Not to Sue. In consideration of the agreements and understandings in this Amendment, the Borrower, for itself and on behalf of its respective Derivative/Successor Persons (as defined below), hereby knowingly and voluntarily, unconditionally and irrevocably, absolutely, finally and forever releases, acquits and discharges each Bank Released Party (as defined below) from any Claim relating in any manner whatsoever to any of the Loan Documents, including any transaction contemplated thereby or undertaken in connection therewith, or otherwise relating to the Borrower's credit relationship with Bank that existed at any time on or prior to the Amendment Effective Date, including relating or purportedly relating in any manner whatsoever to any facts, known or unknown, in existence on or at any time prior to the Amendment Effective Date (each a "Borrower Related Claim").

The Borrower hereby knowingly and voluntarily, unconditionally and irrevocably; absolutely, finally and forever covenants that it shall refrain, and further shall direct and cause any of its respective Derivative/Successor Persons to refrain, from commencing or otherwise prosecuting any action, suit or other proceeding of any kind, nature, character, or description, including in law or in equity, against any Bank Released Party on account of any Borrower Related Claim. Each Bank Released party shall be entitled to enforce this covenant against the Borrower through specific performance. In addition to any other liability that shall accrue upon the breach of this covenant, the breaching party, (including any Derivative/Successor Person of the Borrower that commences or prosecutes any such action, suit or other proceeding) shall be liable to such Bank Released Patty for all reasonable attorneys' fees and costs incurred by such Bank Released party in the defense of any such action, suit or other proceeding.

The following terms shall have the following definitions when used in this Section 7:

"Bank Released Parties" shall mean Bank and each of its former, current, and future subsidiaries, parents, partnerships, joint ventures, other affiliates, officer's, directors, employees, attorneys, agents (including consultants), assigns, heirs, executors, administrators, predecessors, successors and assigns.

"Claims" shall mean any and all claims, counterclaims, actions, causes of

action (including any relating in any manner to any existing litigation or investigation), suits, obligations, controversies, debts, liens, contracts, agreements, covenants, promises, liabilities, damages, penalties, demands, threats, compensation. losses, costs, judgments, orders, interest, fee or expense (including attorneys' fees and expenses) or other similar items of any kind, type, nature, character or description, including, whether in law, equity or otherwise, whether now known or unknown, whether in contract or in tort, whether choate or inchoate, whether contingent or vested, whether liquidated or unliquidated, whether fixed or unfixed, whether matured or unmatured, whether suspected or unsuspected, and whether or not concealed, sealed or hidden, of the Borrower or which may be asserted by the Borrower, through the Borrower or otherwise on behalf of the Borrower (including those which may be asserted on any derivative basis).

"Derivative/Successor Person" shall mean, with respect to the Borrower, any person or other entity (including any former, current, or future employee, officer, agent, attorney, board member, shareholder, parent, subsidiary, partnership, joint venture, other affiliate, spouse, relative, heir, beneficiary, legal representative, creditor, successor or assign) that may assert or may attempt to assert any Claim by or otherwise belonging to the Borrower, through the Borrower or otherwise on behalf of the Borrower (including on any derivative basis).

8. Miscellaneous.

(A) Collateral: Further Assurances. The Borrower hereby acknowledges and agrees that the liens created and provided for by the Pledge Agreement continue to secure, among other things, the obligations arising under the Loan Documents as amended hereby and hereby reaffirms the accuracy and completeness of the representations and warranties set forth in the Pledge Agreement. The Borrower hereby further acknowledges and agrees that the Pledge Agreement and the rights and remedies of Bank thereunder, the obligations of the Borrower thereunder, and the liens created and provided for thereunder shall remain in full force and effect and shall not be affected, impaired or discharged hereby. Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the Pledge Agreement as to the indebtedness that would be secured thereby prior to giving effect to this Amendment. Without limiting the generality of any of the provisions of the Loan Documents, and from time to time following the Amendment Effective Date, the Borrower, at the request of Bank and without any further consideration, shall execute and deliver to Bank such instruments and documents and take such other action relating to any such collateral or liens as Bank may reasonably request.

(B) Information Access. In addition to and not in limitation of its obligations under the Loan Documents, the Borrower shall, and shall cause Subsidiary Bank and any other pledged subsidiary to, (a) from time to time and at any time upon reasonable notice (not to be required to exceed two business days under any circumstances) grant Bank and its representatives and any third party consultant retained by Bank (each, a "Consultant") complete access to each of the Borrower, Subsidiary Bank and any other pledged subsidiary (each, a "Covered Person") for purposes of a commercial field exam, collateral review or other due

diligence (including, without limitation, a review of each Covered Person's current financial position and liquidity needs and availability), such access to include all books and records and other information regarding each Covered Person's business operations, assets and liabilities, communications with any regulators, any proposed asset dispositions, any possible refinancing, and/or any possible strategic transactions or initiatives, (b) permit Bank, its representatives and Consultants to make copies of and abstracts from such Covered Person's books, records, information or data, and, upon request of Bank, deliver to Bank, copies of such records, information or data; (c) make its officers, directors, employees, outside auditors and consultants available to, and otherwise cooperate with Bank, its representatives and Consultants in connection with any such exam, review or due diligence; and (d) promptly (and in any event within three business days after presentation of an invoice therefor) reimburse Bank for any reasonable costs and expenses associated with such exam, review or due diligence, including the cost of any Consultant.

(C) Captions. Section captions and headings used in this Amendment are for convenience only and are not part of and shall not affect the construction of this Amendment.

(D) Governing Law. This Amendment shall be a contract made under and governed by the laws of the State of Illinois, without regard to conflict of law principles. Whenever possible, each provision of this Amendment shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provision of this Amendment.

(E) Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an. original, but all of which shall together constitute but one and the same document. Effective delivery of this Amendment may be by facsimile or e-mail transmission.

(F) Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(G) References. From and after the date of execution of this Amendment, any reference to the Loan Agreement or other Loan Documents contained in any notice, request, certificate or other instrument, document or agreement executed concurrently with or after the execution and delivery of this Amendment shall be deemed to include this Amendment unless the context shall otherwise require. This Amendment shall (unless the context otherwise requires) be construed, administered and applied in accordance with the provisions of the Loan Agreement.

(H) Limitation of Terms, Preservation and No Waiver: Continued Effectiveness. This Amendment shall be strictly limited to its terms. Bank is not waiving any default under the Loan Agreement (as amended hereby), whether presently or subsequently existing, but instead Bank expressly preserves and reserves any and all of its rights, powers, and/or remedies, under each Loan Document and/or under any applicable law, whether with respect to any such default or otherwise. The rights, powers and remedies given to Bank by this Amendment shall be in addition to all rights, powers and remedies given to Bank by virtue of any statute or rule of law.

Any forbearance or failure or delay by Bank in exercising any right, power or remedy hereunder or thereunder shall not be deemed to be a waiver of such right, power or remedy, and any single or partial exercise of any right, power or remedy hereunder shall not preclude the further exercise thereof; and every right, power and remedy of Bank shall continue in full force and effect until such right, power or remedy is specifically waived by an instrument in writing executed by Bank. Without limiting the generality of the foregoing, the Loan Agreement (as amended hereby), the Notes (after giving effect to this Amendment), the Pledge Agreement and each other Loan. Document shall remain in full force and effect and are hereby reaffirmed in all respects.

(I) No Effect on Other Financing Arrangements. The parties hereto hereby acknowledge that there may be other financing arrangements in place between Bank and the Borrower or certain companies in which the Borrower owns equity interests, including) without limitation) secured or unsecured federal funds lines of credit (collectively, the "Excluded Facilities"). The parties hereto hereby acknowledge that, notwithstanding anything set forth herein to the contrary, in no event shall any provision of this Amendment be construed or deemed for any purpose to have any effect on) or to in any manner alter, amend, waive or otherwise modify, the Excluded Facilities or any of the terms thereof or and rights or remedies available thereunder.

(J) RIGHT OF JURY TRIAL. WAIVER. WITHOUT LIMITING THE JURY TRIAL WAIVER PROVISION OF THE LOAN AGREEMENT, THE NOTES OR THE PLEDGE AGREEMENT, THE BORROWER AND BANK HEREBY VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING (INCLUDING ANY INITIATED BY COUNTERCLAIM) CONCERNING ANY ASPECT OF THIS AMENDMENT, INCLUDING AS TO ANY AGREEMENT OR DOCUMENT DELIVERED, OR THAT IN THE FUTURE MAY BE DELIVERED, IN CONNECTION HEREWITH, AND AGREE THAT ANY SUCH ACTION OR PROCEEDING (INCLUDING ANY COUNTERCLAIM) SHALL BE TRIED BEFORE A COURT PER ANY JURISDICTION SELECTION PROVISION OF THE LOAN AGREEMENT, THE NOTES OR THE PLEDGE AGREEMENT AND NOT BEFORE A JURY.

[balance of page left intentionally blank; signature page follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

CENTRUE FINANCIAL CORPORATION,
a Delaware corporation

By: Kurt R. Stevenson
Name: Kurt R. Stevenson
Its: CFO

COLE TAYLOR BANK

By: Barbara A. Wilson
Name: BARBARA A. WILSON
Its: Group Senior Vice President